                                                                      Exhibit 12


                      RATIOS OF EARNINGS TO FIXED CHARGES
                           AND COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                          (In 000's except for ratios)



                                                            NINE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                         --------------------------
                                                           1996             1995
                                                         ---------        ---------


Pre-tax income (loss) from continuing operations         $  81,547        $  45,570

Total Fixed Charges without Preferred Dividends             24,479           12,673

Interest capitalized during the period                        (555)            (384)

Amortization of interest capitalized                           750              646

                                                         ---------        ---------
Earnings                                                 $ 106,221        $  58,505
                                                         =========        =========

Fixed Charges:
      Interest including amounts capitalized             $  21,050        $  10,804
      Amortization of debt discount and expenses             1,045              481
      Interest Element of Rental Expense (1)                 2,384            1,388

      Preferred Dividends                                    4,320            5,674
                                                         ---------        ---------

Total of Fixed Charges and Preferred Dividends           $  28,799        $  18,346
                                                         =========        =========

Total of Fixed Charges without Preferred Dividends       $  24,479        $  12,673
                                                         =========        =========


Ratio of Earnings to Fixed Charges                            4.33             4.61
                                                         =========        =========

Ratio of Earnings to Combined Fixed Charges and
Preferred Stock Dividends                                     3.68             3.18
                                                         =========        =========


Coverage Deficiency in Earnings to cover Fixed
Charges                                                       --               --
                                                         =========        =========

Coverage Deficiency in Earnings to cover combined
Fixed Charges and Preferred Stock Dividends                   --               --
                                                         =========        =========


                                                                                    YEAR ENDED DECEMBER 31,
                                                         ---------------------------------------------------------------------
                                                           1995           1994           1993           1992           1991
                                                         ---------      ---------      ---------      ---------      ---------


Pre-tax income (loss) from continuing operations         $  67,233      $ (17,727)     $  (2,174)     $ (41,481)     $ (27,392)

Total Fixed Charges without Preferred Dividends             18,754         10,575         25,064         35,937         36,121

Interest capitalized during the period                        (522)          (292)          (352)        (1,400)        (1,590)

Amortization of interest capitalized                           880            906            866            838            706

                                                         ---------      ---------      ---------      ---------      ---------
Earnings                                                 $  86,345      $  (6,539)     $  23,404      $  (6,106)     $   7,845
                                                         =========      =========      =========      =========      =========

Fixed Charges:
      Interest including amounts capitalized             $  16,104      $   8,603      $  19,645      $  30,582      $  26,503
      Amortization of debt discount and expenses               700            528          3,684          3,523          7,746
      Interest Element of Rental Expense                     1,950          1,444          1,735          1,832          1,872

      Preferred Dividends                                    7,608          5,750          2,208          5,227          4,829
                                                         ---------      ---------      ---------      ---------      ---------

Total of Fixed Charges and Preferred Dividends           $  26,362      $  16,325      $  27,272      $  41,164      $  40,950
                                                         =========      =========      =========      =========      =========

Total of Fixed Charges without Preferred Dividends       $  18,754      $  10,575      $  25,064      $  35,937      $  36,121
                                                         =========      =========      =========      =========      =========


Ratio of Earnings to Fixed Charges                            4.60            N/M            N/M            N/M            N/M
                                                         =========      =========      =========      =========      =========

Ratio of Earnings to Combined Fixed Charges and
Preferred Stock Dividends                                     3.27            N/M            N/M            N/M            N/M
                                                         =========      =========      =========      =========      =========


Coverage Deficiency in Earnings to cover Fixed
Charges                                                       --        $  17,156      $   1,660      $  42,043      $  28,276
                                                         =========      =========      =========      =========      =========

Coverage Deficiency in Earnings to cover combined
Fixed Charges and Preferred Stock Dividends                   --        $  22,906      $   3,868      $  47,270      $  33,105
                                                         =========      =========      =========      =========      =========

(1) Represents the interest component of rentals estimated as one-third of rental expense.